Exhibit 2.2

SECOND AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

THIS SECOND AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT, dated as of March 3, 2022 (this “Amendment”), is entered into by and among Swvl Inc., a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (“SPAC”), Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned Subsidiary of the Company (“Holdings”), Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability and wholly owned Subsidiary of Holdings (“Cayman Merger Sub”), and Pivotal Merger Sub Company II Limited, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned Subsidiary of SPAC (“BVI Merger Sub”), and amends the Business Combination Agreement, dated as of July 28, 2021 (as previously amended or modified, the “Agreement”), by and among the Company, SPAC, Holdings, Cayman Merger Sub and BVI Merger Sub. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company, SPAC, Holdings, Cayman Merger Sub and BVI Merger Sub desire to amend the Agreement on the terms and subject to the conditions set forth in this Amendment; and

WHEREAS, Section 9.04 of the Agreement provides that the Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in the Agreement and this Amendment, the parties agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.01.    Section 9.01(b) of the Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the paragraph below, and such amendment to Section 9.01(b) of the Agreement shall be deemed effective as of the execution of this Amendment.

(b) by either SPAC or the Company if the Company Merger Effective Time shall not have occurred prior to May 31, 2022 (the “Outside Date”); provided, however that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date;

ARTICLE II

MISCELLANEOUS

SECTION 2.01.    Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect and shall not be deemed to have been further amended by this Amendment. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term, condition or provision of the Agreement or any of the documents, schedules or exhibits referred to therein. This Amendment is incorporated into and deemed part of the Agreement as of the date hereof, and any reference to the Agreement (including any reference to “hereof,” “herein,” “hereunder” and words or expressions of similar import) shall refer to the Agreement as amended by this Amendment.

SECTION 2.02.    Other than the provisions of Section 10.04 of the Agreement, the provisions of Article X (General Provisions) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

SECTION 2.03.    This Amendment, the Agreement, the Exhibits attached thereto, the Cayman Plan of Merger, the BVI Plan of Merger, the Company Disclosure Letter, the SPAC Disclosure Letter and the Ancillary Agreements constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and supersede, except as set forth in Section 7.05(b) of the Agreement, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. The Agreement as amended by this Amendment shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any party without the prior express written consent of the other parties thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

Swvl Inc.

By:	/s/ Youssef Salem
Name: Youssef Salem
Title: Chief Financial Officer

Queen’s Gambit Growth Capital

By:	/s/ Victoria Grace
Name: Victoria Grace
Title: Chief Executive Officer

Pivotal Holdings Corp

By:	/s/ Youssef Salem
Name: Youssef Salem
Title: Director

Pivotal Merger Sub Company I

By:	/s/ Youssef Salem
Name: Youssef Salem
Title: Director

Pivotal Merger Sub Company II Limited

By:	/s/ Victoria Grace
Name: Victoria Grace
Title: Director

[Signature Page to Amendment to Business Combination Agreement]

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